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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (Date of earliest event reported): December 29, 2004


                              EMERGING VISION, INC.
             (Exact name of registrant as specified in its charter)


         New York                      1-14128                    11-3096941
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)


                         100 Quentin Roosevelt Boulevard
                          Garden City, New York 11530
               (Address of principal executive offices) (Zip Code)

                                 (516) 390-2100
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 8.1  Other Events


     On December 29, 2004, the Compensation Committee of the Board of Directors of the Registrant granted certain of the members of the Registrant's senior management, in the aggregate, 13,284,115 non-qualified options to purchase shares of the Registrant's Common Stock. These options are subject to various terms and conditions, including, without limitation, that the same will vest, in varying amounts, over a period of two years, and are exercisable at a price per share of $0.14, which is equal to the closing price of the Registrant's Common Stock on December 29, 2004, as reported on the OTC Bulletin Board. These options are also subject to certain rights of the Registrant to recapture any gain in the event of certain sales, as defined. These options were granted under, and pursuant to, the Registrant's 1995 Stock Incentive Plan. With respect to the options granted, 3,500,000 of the shares underlying such options are already reserved for issuance. The issuance of the remaining 9,784,115 shares underlying these options will require shareholder approval (in accordance with the applicable provisions of the New York Business Corporation Law, the Registrant's Certificate of Incorporation, By-Laws and 1995 Stock Incentive Plan), within twelve months of the date of grant, to increase the shares reserved for issuance, and available, under the 1995 Stock Incentive Plan.



                          [Signature on following page]




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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  EMERGING VISION, INC.


                                  By:   /s/ Christopher G. Payan
                                     ------------------------------------
                                  Name: Christopher G. Payan
                                  Title: Chief Executive Officer



Date:  January 4, 2005